UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x]      Amended Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-12

                            GALAXY ENERGY CORPORATION
                (Name of Registrant As Specified in its Charter)

           ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)     Title of each class of securities to which transaction  applies:

               -----------------------------------
        2)     Aggregate number of securities to which transaction applies:

               -----------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -------------------------------------------------------------
         4)    Proposed maximum aggregate value of transaction:

               ---------------------------------------
         5)    Total fee paid:
                              --------------------------------
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)    Amount Previously Paid:
                                         ---------------------------------------
         2)    Form, Schedule or Registration Statement No.:
                                                            --------------------
         3)    Filing Party:
                               -------------------------------------------------
         4)    Date Filed:
                             ---------------------------------------------------

                            GALAXY ENERGY CORPORATION
                         1331 - 17TH STREET, SUITE 1050
                             DENVER, COLORADO 80202


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 29, 2007


To the Shareholders of Galaxy Energy Corporation:


         A special meeting of shareholders of Galaxy Energy Corporation, a Colorado corporation (the "Company"), will be held on January 29, 2007, at 10:00 a.m., local time, at 1331 - 17th Street, Suite 1050, Denver, Colorado, for the following purposes:



         1. To consider and vote upon a proposal to sell the Powder River Basin assets held by Dolphin Energy Corporation, the Company's wholly-owned subsidiary ("Dolphin"), to PetroHunter Energy Corporation ("PetroHunter") for a total price of $45,000,000, consisting of cash and no more than $25,000,000 in PetroHunter common stock. The sale is contingent upon PetroHunter obtaining adequate financing and upon the approval of the holders of the Company's secured convertible promissory notes (the "Secured Noteholders"); and


         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The board of directors has fixed November 20, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Denver, Colorado, during ordinary business hours for a period beginning November 20, 2006 and continuing through the meeting.


         All shareholders are cordially invited to attend the meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. SHAREHOLDERS MAY ALSO VOTE BY FACSIMILE, TELEPHONE, OR THE INTERNET. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                 By order of the Board of Directors,


                                 Marc E. Bruner
                                 President and Chief Executive Officer

Denver, Colorado
January 10, 2007

                            GALAXY ENERGY CORPORATION
                         1331 - 17TH STREET, SUITE 1050
                             DENVER, COLORADO 80202


               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 29, 2007


                                  INTRODUCTION


         The accompanying proxy is solicited by and on behalf of the board of directors of the Company for use at a special meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy were first sent to shareholders of the Company is January 10, 2007.


         Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for the proposal described in the foregoing notice.


         The board of directors is not aware of any other matter to be presented for consideration at the meeting. If any other matter is properly presented for action at the meeting, the proxy holders will vote the proxies in accordance with their best judgment in such matters. The proxy holders may also, if it is deemed to be advisable, vote such proxies to adjourn the meeting or to recess the meeting from time to time if they have received a sufficient number of proxies to approve the adjournment. The persons named as proxies will have discretionary authority to vote all shares for which they serve as proxies, including abstentions and broker non-votes, on the adjournment of the meeting, whether or not a quorum is present, to a date not more than 120 days after the original record date to permit further solicitation of proxies.


         Any shareholder of the Company returning a proxy has the right to revoke the proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to Christopher S. Hardesty, Chief Financial Officer, Galaxy Energy Corporation, 1331 - 17th Street, Suite 1050, Denver, Colorado 80202; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the meeting.

                                SUMMARY OF TERMS

         The following is a summary of the material terms of the proposed sale of the Powder River Basin assets held by Dolphin, the Company's wholly-owned subsidiary, to PetroHunter. For convenience, all further references to Dolphin will be omitted.

    o PROPERTY TO BE SOLD: The Company will deliver title to all of its interests in its Powder River Basin assets. For more information see the discussion beginning on page 9 under the heading "Description of Powder River Basin Assets."



Galaxy Energy Corporation Proxy Statement - Page 1

    o CONSIDERATION: The Company will receive total consideration of $45,000,000. Up to $25,000,000 of the consideration will be paid in PetroHunter common stock. The remaining consideration, approximately $20,000,000, will be paid in cash. For more information see the discussion beginning on page 11 under the heading "Consideration to be Received."



    o CLOSING: The transaction is anticipated to close in January 2007. For more information see the discussion beginning on page 8 under the heading "PROPOSAL 1 - TO APPROVE THE SALE OF THE COMPANY'S POWDER RIVER BASIN ASSETS TO PETROHUNTER."


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


         The proposed sale of the Powder River Basin assets to PetroHunter qualifies as a "related party" transaction as defined in Statement of Financial Accounting Standards No. 57, "Related Party Disclosures." PetroHunter is a related party because Marc A. Bruner, a 14.3% beneficial shareholder of the Company, is PetroHunter's controlling shareholder. In addition, Marc A. Bruner is the father of Marc E. Bruner, the Company's President and Chief Executive Officer and a director. See the description of previous transactions between the Company and Marc A. Bruner under the heading "Present and Past Transactions with PetroHunter" beginning on page 17. The Company expects Marc A. and Marc E. Bruner to vote in favor of the proposed sale.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         Only holders of record of Common Stock at the close of business on November 20, 2006 (the "Record Date") are entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The presence of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum. On the Record Date for the meeting, there were issued and outstanding 81,661,968 shares of Common Stock. At the meeting, each shareholder of record on the Record Date will be entitled to one vote for each share registered in such shareholder's name on the Record Date. The following table provides certain information as to the share ownership of officers and directors individually and as a group, and the holders of more than 5% of the Company's Common Stock as of November 20, 2006:

                                                          AMOUNT AND NATURE OF BENEFICIAL    PERCENT OF CLASS (2)<F2>
NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>                         OWNERSHIP               ------------------------
----------------------------------------                             ---------

Marc A. Bruner                                                     11,701,799 (3)<F3>                14.3%
29 Blauenweg
Metzerlen, Switzerland 4116

Resource Venture Management                                          4,899,525                       6.0%
29 Blauenweg
Metzerlen, Switzerland 4116




Galaxy Energy Corporation Proxy Statement - Page 2

                                                          AMOUNT AND NATURE OF BENEFICIAL    PERCENT OF CLASS (2)<F2>
NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>                         OWNERSHIP               ------------------------
----------------------------------------                             ---------

Bruner Group, LLP                                                    4,500,000                       5.5%
1775 Sherman Street #1375
Denver, Colorado 80203

Marc E. Bruner                                                     1,995,000 (4)<F4>                 2.4%

Cecil D. Gritz                                                      420,000 (5)<F5>                    *

Richard E. Kurtenbach                                               258,750 (6)<F6>                    *

Dr. James Edwards                                                   240,000 (7)<F7>                    *

Robert Thomas Fetters, Jr.                                          180,000 (8)<F8>                    *

Nathan C. Collins                                                   180,000 (8)<F8>                    *

Christopher S. Hardesty                                             151,000 (9)<F9>                    *

Ronald P. Trout                                                          0                             *

All officers and directors as a group  (8 persons)                 4,378,500 (10)<F10>               4.1%
*less than one percent (1%)
-----------------

(1)<F1> To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
(2)<F2> This table is based on 81,661,968 shares of Common Stock outstanding as of November 20, 2006. If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from November 20, 2006, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(3)<F3> Included in Mr. Bruner's share ownership are shares owned of record by Resource Venture Management and Bruner Group, LLP. Mr. Bruner is a control person of both these entities. Also included in Mr. Bruner's share ownership are 203,390 shares issuable upon exercise of warrants.
(4)<F4>  Includes 495,000 shares issuable upon exercise of stock options.
(5)<F5>  Includes 420,000 shares issuable upon exercise of stock options.
(6)<F6>  Includes 258,750 shares issuable upon exercise of stock options.
(7)<F7>  Includes 240,000 shares issuable upon exercise of stock options.
(8)<F8>  Includes 180,000 shares issuable upon exercise of stock options.
(9)<F9>  Includes 135,000 shares issuable upon exercise of stock options.
(10)<F10>Includes 1,908,750 shares issuable upon exercise of stock options.

CHANGES IN CONTROL

         There are no agreements known to management that may result in a change of control of the Company.



Galaxy Energy Corporation Proxy Statement - Page 3

                        VOTING PROCEDURES AND TABULATION

         The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for, against or abstained from the proposal described in the foregoing notice.


         The proposal to sell the Company's Powder River Basin assets need only be approved by a majority of the shares of Common Stock present or represented and voting on the applicable proposal at the meeting, so long as a quorum is present. If a shareholder elects to "ABSTAIN" from voting on this proposal on the attached proxy card, it will have the same effect as a vote cast "AGAINST" such proposal.


         If the Company receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposal, such shares will be voted in accordance with the recommendation of the board of directors for such proposal.

         Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any "broker non-votes" will be counted for the purposes of determining whether a quorum is present for the meeting, but will not be counted as votes cast regarding the proposal.


         The Company expects that Marc A. Bruner and members of its management, including Marc E. Bruner, will vote in favor of the proposed sale.


                    QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

Q. WHAT PROPOSAL ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?


A. The Company is seeking approval to sell its Powder River Basin assets to PetroHunter Energy Corporation for a total price of $45,000,000 consisting of cash and no more than $25,000,000 in PetroHunter common stock. The sale is contingent upon PetroHunter obtaining adequate financing and upon the approval of the Company's Secured Noteholders.


Q. WHY IS THE COMPANY SEEKING SHAREHOLDER APPROVAL TO SELL THE POWDER RIVER BASIN ASSETS?

A. Although shareholder approval is not required, the Company considers the sale of its Powder River Basin assets to be outside of its normal course of business. Therefore, the



Galaxy Energy Corporation Proxy Statement - Page 4

         Company seeks shareholder approval to provide shareholders the opportunity to voice their agreement with or reservations about the proposed sale.

Q.       DO I HAVE A RIGHT TO SEEK AN APPRAISAL OF MY SHARES?

A. No. Under the laws of Colorado, the Company's Articles of Incorporation, and the Company's Bylaws, this transaction does not give rise to appraisal or dissenters' rights.

Q.       WHAT HAPPENS IF THE PROPOSAL IS APPROVED?


A. If the proposal is approved, then the Company will close the transaction as soon as possible, probably in January 2007, so long as by that date PetroHunter has obtained adequate financing and the Company has obtained approval from its Secured Noteholders. The proceeds from the sale will be utilized to reduce the Company's outstanding debt to its Secured Noteholders and to the holders of its other convertible debt. The outstanding debt will be settled at the closing.


Q.       WHAT IF THE PROPOSAL IS NOT APPROVED?

A. If the proposal does not receive shareholder approval, then the Company will not proceed with the sale.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE IN FAVOR OF THE PROPOSED SALE THE POWDER RIVER BASIN ASSETS?


A: Based upon the fairness opinion of Bruce E. Lazier and upon their own analysis of the proposed sale, the board of directors of the Company has unanimously determined that the terms of the proposed asset sale are fair to, and in the best interests of, the shareholders. The board of directors unanimously recommends that you vote for the approval of the proposed sale of the Powder River Basin assets to PetroHunter.


Q:       WHEN DO YOU EXPECT THE SALE TO BE COMPLETED?


A: The Company is working toward completing the sale by January 31, 2007. If the proposed sale is approved and the other conditions to the sale are satisfied or waived, the proposed sale of the Powder River Basin assets should be completed within one week after the special meeting.


Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED SALE OF THE POWDER RIVER BASIN ASSETS TO THE SHAREHOLDERS?


A: Based on current U.S. federal income tax laws and IRS interpretations and regulations, there will be no tax consequences to the shareholders as a result of the sale of the Powder River Basin assets.




Galaxy Energy Corporation Proxy Statement - Page 5

Q:       WHEN AND WHERE IS THE SPECIAL MEETING?


A: The special meeting of the Company's shareholders will be held on January 29, 2007, at 10:00 a.m., local time, at 1331 - 17th Street, Suite 1050, Denver, Colorado, 80202.


Q:       WHO CAN VOTE ON THE PROPOSED SALE OF THE POWDER RIVER BASIN ASSETS?

A: Holders of the Company's common stock at the close of business on November 20, 2006, the record date for the special meeting, may vote in person or by proxy at the special meeting.

Q:       WHAT DO I NEED TO DO NOW?


A: You should read this proxy statement carefully, including the exhibits accompanying this proxy statement, and consider how the proposed sale affects you. Then, please mark your vote on your proxy card and date, sign and mail it in the enclosed, postage paid return envelope or vote your shares via facsimile, telephone, or the Internet according to the instructions on the proxy card.


Q:       HOW DO I VOTE?


A: You may vote by signing the proxy card and returning it to the Company in the postage paid return envelope prior to January 29, 2007. You may also vote via facsimile, telephone, or the Internet. Please refer to the enclosed proxy card, which contains complete instructions for voting via facsimile, telephone, and the Internet.


Q:       WHAT HAPPENS IF I DO NOT VOTE?


A: The failure to return your proxy card or vote via facsimile, telephone, or the Internet will have prevented your shares from counting toward the determination of whether a quorum is present at the meeting. If a quorum in not present at the meeting, a vote will be taken to adjourn the meeting to a date not more than 120 days after the Record Date. If a quorum is present at the meeting, a majority vote of the quorum will be sufficient to approve the proposed sale.


Q:       MAY I VOTE IN PERSON?


A: Yes. You may attend the special meeting and vote your shares in person whether or not you signed and returned your proxy card or vote via facsimile, telephone, or the Internet. If you exercise your right to vote at the meeting after signing and returning your proxy card or voting via facsimile, telephone, or the Internet, you must affirmatively revoke your proxy card, facsimile, telephone, or Internet vote before you can vote your shares at the meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy from the broker, bank or other nominee.





Galaxy Energy Corporation Proxy Statement - Page 6

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD, OR VOTED VIA FACSIMILE, TELEPHONE, OR THE INTERNET?


A: Yes. You may change your vote at any time before your proxy card, facsimile, telephone, or Internet vote is cast at the special meeting. You can do this in several ways. You can send a written notice to the Company's Secretary at the executive offices located at 1331 - 17th Street, Suite 1050, Denver, Colorado, 80202, stating that you would like to revoke your proxy card, facsimile, telephone, or Internet vote. You may also change your facsimile, telephone, or Internet vote by following the instructions on your proxy card. You can attend the meeting, affirmatively revoke your proxy, facsimile, telephone, or Internet vote and vote in person. Your attendance alone will not revoke your proxy card, facsimile, telephone, or Internet vote.


Q: IF MY BROKER HOLDS MY SHARES IN STREET NAME, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedures provided by your broker. Any "broker non-votes" will be counted for the purposes of determining whether a quorum is present for the meeting, but will not be counted as votes cast regarding the proposal.

Q:       IS THERE ANY LITIGATION CHALLENGING THE PROPOSED SALE?

A: No. However, a complaint could be filed at any time. There can be no guarantee that such a claim would not interfere with the proposed sale.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?


A: The information provided above in question and answer format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this entire proxy statement, including the exhibits and any documents incorporated by reference. If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposed sale, including the procedures for voting your shares, you should contact:


                  Galaxy Energy Corporation
                  1331 - 17th Street, Suite 1050
                  Denver, Colorado, 80202
                  Telephone: (303) 293-2300


Galaxy Energy Corporation Proxy Statement - Page 7

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This proxy statement may include or incorporate by reference statements that are not historical facts. These forward-looking statements are based on the Company's current estimates and assumptions and, as such, involve uncertainty and risk, and are not guarantees of future performance. Forward-looking statements include the information concerning the Company's possible or assumed future results of operations and also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets" and/or similar expressions.

         You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to, future decisions by the Securities and Exchange Commission or other governmental or regulatory bodies; the vote of the Company's shareholders on the proposed sale; business disruptions resulting from the announcement of the proposed sale; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in the Company's filings with the SEC. All forward-looking statements are effective only as of the date they are made and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                PROPOSAL 1 - TO APPROVE THE SALE OF THE COMPANY'S
                    POWDER RIVER BASIN ASSETS TO PETROHUNTER

BACKGROUND


         In response to a notice received on April 25, 2006 from the American Stock Exchange that it was not in compliance with certain requirements for continued listing on the Exchange, the Company submitted a business plan to the Exchange on May 12, 2006 to demonstrate the Company's ability to regain compliance with the continued listing standards of the Exchange. An important facet of the business plan was the Company's determination to sell certain of its properties in the Powder River Basin and other areas which it considers non-core, that is, properties on which it does not plan to commence development activities within the next two fiscal years.



         In June 2006, PetroHunter, through Marc A. Bruner expressed an interest in acquiring the Powder River Basin assets in discussions with the Company's outside legal counsel. However, nothing was pursued at that time.



         On July 31, 2006, the Company entered into a non-binding letter of intent with Exxel Energy Corp., a related party, for Exxel's wholly-owned subsidiary, Exxel Energy USA Inc., to pay $50 million (US) to acquire the Company's undivided 25% working interest in the Garfield County, Colorado, project known as Rifle Creek. On September 28, 2006, the purchase price was subsequently reduced to $40 million, up to 25% of which may be paid with shares of Exxel's





Galaxy Energy Corporation Proxy Statement - Page 8 common stock rather than cash. The proposed sale was contingent, among other things, upon Exxel being able to obtain financing on acceptable terms. In the following weeks, Exxel experienced delays in obtaining the necessary financing, and the Company received an expression of interest from PetroHunter in acquiring the Powder River Basin assets. Marc E. Bruner, together with the Company's outside legal counsel, began to negotiate on behalf of the Company for a proposed sale of the Powder River Basin assets. PetroHunter, through its officers, Kelly Nelson and Carmen Lotito, initially offered to pay $35 million for the assets in cash and PetroHunter stock, but then agreed to the $45 million price. In October 2006, the Company determined not to proceed with the proposed sale of its Rifle Creek interests when it became clear that Exxel was unlikely to secure the financing necessary to complete the purchase.



         On October 23, 2006, the Company entered into a letter of intent to sell its Powder River Basin assets to PetroHunter Energy Corporation for a total price of $45,000,000, consisting of cash and no more than $25,000,000 in PetroHunter common stock. The sale is contingent upon PetroHunter obtaining adequate financing and upon the approval of the Company's Secured Noteholders.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE SALE OF THE POWDER RIVER BASIN ASSETS TO PETROHUNTER FOR $45,000,000 IN CASH AND PETROHUNTER COMMON STOCK. The proposed sale requires authorization of a majority of the votes cast at the shareholder meeting on January 29, 2007 by the holders of the Common Stock on the Record Date. Each share of Common Stock is entitled to one vote per share. If the Company fails to obtain the requisite shareholders' authorization for the proposed sale, the Company will not consummate the Purchase and Sale Agreement. The holders of the Common Stock are not entitled to appraisal rights in connection with the proposed sale under the laws of Colorado, the Company's Articles of Incorporation or the Company's Bylaws.


         Set forth below is certain information with respect to the sale of Powder River Basin assets.

DESCRIPTION OF POWDER RIVER BASIN ASSETS

         As reported in the Company's report on Form 10-Q for the quarter ended August 31, 2006, the Powder River Basin assets consist, on a cost basis, of the following:



Galaxy Energy Corporation Proxy Statement - Page 9

----------------------------------------------------------------------
                                           TOTAL CAPITALIZED COSTS
----------------------------------------------------------------------
EVALUATED PROPERTIES
----------------------------------------------------------------------
West Recluse                                              $  2,834,557
----------------------------------------------------------------------
Glasgow                                                      2,068,620
----------------------------------------------------------------------
Leiter/Ucross                                                3,042,695
----------------------------------------------------------------------
Castle Rock                                                  1,870,577
----------------------------------------------------------------------
UNEVALUATED PROPERTIES
----------------------------------------------------------------------
Pipeline Ridge                                              12,426,928
----------------------------------------------------------------------
Leiter/Ucross                                               10,793,037
----------------------------------------------------------------------
Buffalo Run                                                  5,236,903
----------------------------------------------------------------------
Kirby                                                        2,065,226
----------------------------------------------------------------------
Horse Hill                                                   1,276,976
----------------------------------------------------------------------
Dutch Creek                                                  1,872,967
----------------------------------------------------------------------
Beaver Creek                                                   563,099
----------------------------------------------------------------------

----------------------------------------------------------------------
Asset Retirement Obligation Asset and
all Other                                                    1,367,885
----------------------------------------------------------------------
Less accumulated depletion,
amortization and impairment                                (8,436,812)
----------------------------------------------------------------------
TOTAL                                                      $36,982,658
----------------------------------------------------------------------

         In greater detail, the assets that will be sold if approval is obtained are as follows:


         The Powder River Basin is an area of 14 million acres in northeastern Wyoming and southeastern Montana that is roughly bounded by the Bighorn Mountains in the West, the Black Hills in the east, Montana's Cedar Ridge in the north, and Wyoming's Laramie Mountains, Casper arch, and Hartville Uplift in the South. The area is marked by grass-covered plains, rolling hills, wide, flat streambeds, and broad floodplains. The Powder River Basin is the single largest source of coal mined in the United States. It is also home to oil and conventional natural gas production. Since 1997, it has also been the site of intensive coal bed methane production and has recently become the most active area in the country for such gas development. The United States Geological Survey estimates there may be as much as 100 trillion cubic feet of gas waiting to be found in the Powder River Basin.


         Methane is the clean-burning primary component of natural gas. While conventional natural gas is often comprised of a mixture of methane and other gases, coal bed methane (CBM) is attractive because it usually has very high percentage of methane - up to 96%. Coal bed methane in the Powder River Basin was generated not by heat and pressure, but by bacterial activity within the coal itself. These anaerobic bacteria are classified as methanogens for their ability to generate large quantities of methane. As methane is generated it is trapped (absorbed) onto microscopic surfaces within the coal by water pressure.

         In recent years, coal bed methane has attracted attention from the energy sector. Methane is generally considered a cleaner form of energy than traditional coal and oil. Since CBM in this area is found at relatively shallow predictable depths, exploration and development costs are



Galaxy Energy Corporation Proxy Statement - Page 10 generally much lower than for deeper, more geologically complex oil and gas exploration projects. The wells drilled and completed to extract CBM from these shallower coal seams are therefore much more cost effective to construct. Operating costs, however, for these wells are usually higher than for conventional free flowing gas wells due to the need for pumping and disposing of water during the producing life.

         The extraction of coal bed methane involves pumping water from the coal seam aquifer in order to release the water pressure that is trapping the gas in the coal. Methane travels with the ground water being pumped from the coal by a well drilled and equipped with a water pump that is completed in a coal seam that contains methane. Since methane has very low solubility in water, it separates from the water in the well before the water enters the pump. Instead of dewatering the coal seam, the goal is to decrease the hydrostatic pressure above the coal seam. Water moving from the coal seam to the well bore encourages gas migration toward the producing well. As this water pressure is released, the gas will rise and is separated from the water and can be piped away. New coal bed methane wells often produce water for several months and then, as the water production decreases, natural gas production increases as the coal seams de-water.

         The Company's Wyoming properties in the Powder River Basin consist of about 53,000 net acres in four project areas in Sheridan, Johnson and Campbell counties, plus working interests in a total of 210 coal bed methane wells in various stages of completion and production and 8 water disposal wells. The Company acquired all leases and acquired or drilled all wells in the period from December 2003 through November 2005.

         The Company's Montana properties in the Powder River Basin consist of about 32,000 net acres in two project areas in Big Horn county, plus working interests in 18 non-operated wells in various stages of completion and production.

REASON FOR SALE OF POWDER RIVER BASIN ASSETS


         The Company has determined that the additional capital requirements necessary to realize profitability in the Powder River Basin is greater than the resources available to it at this time. Also, the burden of the Company's outstanding debt has diverted the Company's resources away from its primary operations. The Company believes that it is in the shareholders' best interest to divest the Powder River Basin assets and redeem its outstanding debt held by Secured Noteholders. The proposed sale will free the Company's resources to focus on developing the Company's other assets.


CONSIDERATION TO BE RECEIVED

         Subject to PetroHunter receiving adequate financing, the Company will receive approximately $20,000,000 in cash and up to $25,000,000 in PetroHunter common stock at the closing of the transaction. The PetroHunter common stock will be restricted common stock issued in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) under the Securities Act of 1933, as amended.



Galaxy Energy Corporation Proxy Statement - Page 11

         PetroHunter is a Maryland corporation whose common stock is traded on the OTC Bulletin Board. PetroHunter is subject to the reporting requirements of the Securities and Exchange Commission.


USE OF PROCEEDS OF THE PROPOSED SALE OF THE POWDER RIVER BASIN ASSETS


         The Purchase and Sale Agreement provides that upon consummation of the sale, the Company will receive $20,000,000 in cash plus $25,000,000 in PetroHunter common stock. The Company expects to use a portion of the proceeds received from the proposed sale to pay off its outstanding notes payable, including notes payable to Secured Noteholders.



         On November 29, 2006, Galaxy entered into a Waiver and Amendment Agreement that contained the consent of the holders of its secured convertible promissory notes (the "Secured Noteholders") to the proposed sale. Such consent is required as the Secured Noteholders have a security interest covering the Powder River Basin assets. As a condition to the Secured Noteholders' consent, the proposed sale must be completed by February 28, 2007, the Company must be in compliance with the Waiver and Amendment Agreement and all of its obligations under the various agreements with the Secured Noteholders, and the Company will be required to (i) pay the secured convertible promissory notes in full, (ii) deliver to the Secured Noteholders 1,000,000 of the PetroHunter shares to be received by the Company as part of the sale consideration and 10,000,000 shares of the Company's common stock and (iii) retire all of its outstanding subordinated convertible debt using the consideration it receives in the proposed sale. The Secured Noteholders and PetroHunter must enter into a suitable registration rights agreement with respect to the 1,000,000 PetroHunter shares.



         Since the proposed sale has not been consummated by December 31, 2006, and if the Company wishes to maintain the Secured Noteholders' consent to the sale, the Company will issue 1,000,000 shares of its common stock to the Secured Noteholders and an additional 1,000,000 shares if the sale is not consummated by January 31, 2007. The Company has agreed to register these shares pursuant to the terms of a Registration Rights Agreement.



         As of November 29, 2006, a total of $16,660,504.71 was owed to the Secured Noteholders.



         The Secured Noteholders are requesting, as a condition to their consent, that the Company's other convertible debt, in the aggregate principal amount of $14,695,000, be paid immediately after the Company closes its transaction with PetroHunter. After paying the debt owed to the Secured Noteholders in cash, the Company will not have sufficient cash to pay the holders of its other convertible debt. Therefore, the Company is also negotiating with the holders of its other convertible debt to accept shares of PetroHunter stock as payment of those obligations. None of the holders of the convertible debt is a related party to the Company.


         Following the closing of the proposed sale and after the anticipated payment of notes payable and other estimated expenses and costs incurred in connection with the proposed sale



Galaxy Energy Corporation Proxy Statement - Page 12 and making the other assumptions set forth in the unaudited pro forma condensed consolidated financial statements annexed hereto, the Company estimates that its net pre-tax proceeds will be roughly $7,000,000, consisting primarily of PetroHunter common stock. The liabilities that the Company will pay off at or after the closing may be more or less than the amounts thereof as of August 31, 2006.

FEDERAL INCOME TAX CONSEQUENCES OF THE SALE


         The Company will recognize the difference between the tax basis of Powder River Basin assets and the sale price as a taxable gain. The Company will apply its accumulated net operating losses to the gain in the current taxable year. Due to the application of the Company's net operating losses, the gain from the sale of the Powder River Basin assets will not create taxable income in the current taxable year.


REGULATORY APPROVALS

         No federal or state regulatory approvals must be obtained in connection with this transaction.

FAIRNESS OPINION


         The Company engaged Bruce E. Lazier to provide a fairness opinion with respect to the proposed sale of the Powder River Basin assets to PetroHunter. Mr. Lazier delivered his analysis of the fairness of the proposed sale on November 28, 2006. On the basis of his analysis and in reliance on the accuracy and completeness of the information furnished to him, Mr. Lazier rendered his opinion that, as of November 28, 2006, the consideration to be received pursuant to the proposed sale of the Powder River Basin assets is fair to the Company and its shareholders from a financial point of view. The full text of his opinion has not been attached to this Proxy Statement but will be made available for inspection at the Company's principal executive offices during its regular business hours by any shareholder entitled to vote on the proposed sale or representative who has been so designated in writing.



         The fairness opinion was prepared for the information and assistance of the board of directors in connection with its consideration of the proposed sale. Mr. Lazier's opinion is limited to the fairness, from a financial point of view, to the Company and its shareholders, of the consideration to be received pursuant to the proposed sale of the Powder River Basin assets to PetroHunter. Mr. Lazier's opinion does not constitute a recommendation to the shareholders as to how they should vote at the special meeting in connection with the proposed sale. The summary description of the opinion set forth below is qualified in its entirety by the full text of the opinion. Mr. Lazier has consented to the inclusion in this proxy statement of the summary of his opinion set forth below.



         In connection with its review of the merger and the preparation of its opinion, Mr. Lazier reviewed, among other things, the following:




Galaxy Energy Corporation Proxy Statement - Page 13

    o the current state of the domestic and international oil and gas industry;

    o the relative value of the net assets, reserves and future production of the Company and the anticipated financial structure and future cash flow of the Company after the proposed sale;

    o the sensitivities of gas prices, reserves, assets and discount rates to the value of the Company after the proposed transaction;

    o    a draft of the Purchase and Sale Agreement;

    o    the Company's Strategic Plan FY 2006 - FY 2007;

    o the Report on Market Value of the Company's Powder River Basin assets by Gustavson Association, LLC;

    o the Memorandum to John Gustavson, et al from Edwin Moritz, regarding "Preliminary results from Comparable Sales Analysis," dated November 16, 2006;

    o the Preliminary Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed November 17, 2006; and

    o the natural gas inventory report from Wachovia Securities, dated November 22, 2006.



         In conducting his review and rendering his opinion, Mr. Lazier discussed the background of the proposed sale with members of our management and board of directors, the reasons and basis for the proposed sale and the business and future prospects of the Company. Mr. Lazier relied upon and assumed, the accuracy and completeness of all financial, accounting, legal, tax and other information provided by or on behalf of the Company. He did not attempt independently to verify such information, or make or receive any evaluation or independent appraisal of our assets or liabilities. Mr. Lazier has taken into account his assessment of general economic, financial, market and industry conditions as they existed on and could be evaluated as of November 28, 2006, as well as his experience in oil and gas valuations in general. He has assumed that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of our most recent financial statements made available to him. He has assumed that the proposed sale will be consummated upon the terms set forth in the draft of the Purchase and Sale Agreement without material alteration or waiver thereof.



         Below is a summary of the analyses performed by Mr. Lazier in connection with the written opinion delivered on November 28, 2006. In general, his methodology can be summarized as follows:

    o He examined the Company's investment in the Powder River Basin assets and compared it with the proposed sale price.

    o He compared the consideration to be received for the Powder River Basin assets with sales prices of similar properties in the Powder River Basin.

    o He reviewed the "Unaudited Pro Forma Condensed Consolidated Financial Statements" attached to this Proxy Statement.

    o He considered the potential of the Powder River Basin assets as well as the current state of operations.


Galaxy Energy Corporation Proxy Statement - Page 14

    o He considered the cost of developing the Powder River Basin assets to extract all proved and potential reserves.



         Mr. Lazier concluded that the Company will obtain more than current book value for the Powder River Basin assets and at least recover its investment therein.



         Based on an analysis of comparable property sales, Mr. Lazier opined that the Company's Powder River Basin assets could be valued at anywhere from $1,800 to $65 a net acre. However, since the Company does not have meaningful production, he believed that a value of roughly $250.00 per acre for the Wyoming properties and roughly $80.00 per acre for the Montana properties would be on the high end for the Powder River Basin assets. This resulted in aggregate values of $10,600,000 for the Wyoming acreage and $256,000 for the Montana acreage. He also reasoned that even if the existing infrastructure had a value of $10,000,000, the total value for the Powder River Basin assets would be less than $21,000,000. Mr. Lazier then concluded that if the values are assumed to be understated by 50%, and if additional allowances are made for some proved reserves and other factors, the value would not rise to much more than $35,000,000 at the outside, making that a good price in the current oil and gas market.



         Mr. Lazier's review of the Company's Unaudited Pro Forma Condensed Consolidated Financial Statements leads him to conclude that the Company appears to be very viable after the proposed sale.



         Based upon his review of the Gustavson Association, LLC Report and his expertise in the oil and gas industry, Mr. Lazier determined that the resource potential of the Powder River Basin assets would require a very large capital investment for the Company to realize profitability. Since the Company does not have access to funding on the scale necessary to realize the potential of the Powder River Basin assets, Mr. Lazier opined that proposed sale appears to be the most reasonable strategy for the Company to maintain viability at this time.



         While the foregoing describes the analyses and examinations that Mr. Lazier deemed material in arriving at his opinion, the summary does not purport to be a comprehensive description of all analyses and examinations actually conducted by Mr. Lazier in connection with his review of the proposed sale and the preparation of his opinion. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires the exercise of professional judgment, based on experience and expertise in considering a wide variety of analyses taken as a whole. In preparing his opinion, Mr. Lazier may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Mr. Lazier's view of the actual value of the Powder River Basin assets. On the contrary, Mr. Lazier has expressed no opinion on the actual value of the Powder River Basin assets, and his opinion extends only to his belief that the consideration to be received in the proposed sale of the Powder River Basin assets is fair, from a financial point of view, to the Company and its shareholders.



Galaxy Energy Corporation Proxy Statement - Page 15

         The opinion of Mr. Lazier was among many factors taken into consideration by the board of directors in making its determination to adopt the Purchase and Sale Agreement, and to recommend the proposed sale to the shareholders for their approval. Mr. Lazier does not make any recommendation to the shareholders (or to any other person or entity) as to whether such shareholders should vote for or against the proposed sale.



         Bruce E. Lazier has a master's degree in petroleum engineering and a master's degree in business administration from Stanford University. He has worked in his career both as a petroleum engineer and investment banker. In the course of his 40-year career, Mr. Lazier has frequently evaluated oil and gas companies, their properties and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. In addition, he has been involved with several companies, specifically with respect to projects in the Powder River Basin, and has experience evaluating coal bed methane prospects.



         Mr. Lazier was selected by the board of directors to render a fairness opinion in connection with the transaction because of his reputation and expertise as an investment banker and in the oil and gas industry.



         Pursuant to the engagement letter with Bruce E. Lazier, the Company agreed to pay a fee of $50,000 and to reimburse him for his travel and other out-of-pocket expenses. The Company also agreed to indemnify Bruce E. Lazier, to the fullest extent permitted by law or equity, against claims related to (i) Mr. Lazier's performance of his engagement by the Company and (ii) his opinion, the preparation of the opinion, or this proxy statement or other communication directed to stockholders in connection with the opinion. Except for the fees set forth above, neither the Company nor any of its affiliates has paid any fee to Bruce E. Lazier nor engaged him in any material relationship.



         The foregoing summary does not purport to be a complete description of the analyses performed by Bruce E. Lazier or the terms of his engagement by the Company. The foregoing summary of the analyses performed by Mr. Lazier is qualified in its entirety by reference to his opinion, which is available for inspection at the Company's principal executive offices during its regular business hours by any shareholder entitled to vote on the proposed sale or representative who has been so designated in writing.


RECOMMENDATION OF THE BOARD OF DIRECTORS


         Based upon the fairness opinion from Bruce E. Lazier and its consideration of the financial and business aspects of the proposed sale, the Company's board of directors believes that selling the Powder River Basin assets to PetroHunter is in the best interests of the Company and its shareholders. The board of directors recommends a vote "for" the proposal to authorize the sale of the Powder River Basin assets to PetroHunter. In making its determination, the board of directors considered the following factors:



    o    The fairness opinion of Bruce E. Lazier;


Galaxy Energy Corporation Proxy Statement - Page 16

    o The fact that the amount of capital required to develop the Powder River Basin assets in order to realize their potential is greater than the sources of capital available to the Company;



    o The belief of the board of directors that, as a result of the consideration to be received by the Company as a result of the proposed sale, the proposed sale will represent an attractive return to the Company on the Company's investment in the Powder River Basin assets;



    o The fact that the consideration to be received in the proposed sale will enable the Company to significantly reduce its outstanding debts and improve its working capital deficit;



    o The fact that the substantially decreased amount of outstanding debt will allow the Company to refocus its liquid capital on operating activities through further investment and acquisition transactions rather than expend such capital on principal and interest payments; and



    o The belief of the board of directors that attractive investment opportunities may develop in the foreseeable future and may require the Company to have decreased outstanding debt obligations and fewer outstanding loan covenants in order to take advantage of such opportunities as they develop.

         The foregoing discussion of the information and factors considered independently by the Company's board of directors is not intended to be exhaustive, but includes the primary factors considered. In view of the wide variety of factors considered in connection with its evaluation of the proposed sale, the Company's board of directors did not find it practicable to assign relative weights to the factors considered in reaching its decision. In addition, individual directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.


PRESENT AND PAST TRANSACTIONS WITH PETROHUNTER


         The proposed sale of the Powder River Basin assets to PetroHunter qualifies as a "related party" transaction as defined in Statement of Financial Accounting Standards No. 57, "Related Party Disclosures." PetroHunter is a related party because Marc A. Bruner, a 14.3% beneficial shareholder of the Company, is PetroHunter's controlling shareholder. In addition, Marc A. Bruner is the father of Marc E. Bruner, the Company's President and Chief Executive Officer and a director. The chief financial officer, treasurer, secretary and director of PetroHunter, Carmen J. Lotito, was the Company's Chief Financial Officer and Treasurer from November 2002 to July 2005 and a director of the Company from November 2002 to August 2006.



         While the Company has not had any prior transactions or dealings with PetroHunter, it has had prior transactions or dealings with Marc A. Bruner and members of his family, as described below.



         MARC A. BRUNER/RESOURCE VENTURE MANAGEMENT. PetroHunter's controlling shareholder, Marc A. Bruner, is one of the Company's principal shareholders, one of the founders of Dolphin, and the father of Marc E. Bruner, who serves as Galaxy's president and a director. The Company has utilized the services of Marc
A. Bruner as a consultant and paid for his services through his company, Resource Venture Management. During the fiscal year ended



Galaxy Energy Corporation Proxy Statement - Page 17

November 30, 2002, the Company agreed to pay Resource Venture Management a total of $692,500 for monthly management fees of $162,000 through November 30, 2002, for finding oil and gas projects ($300,000), and for reimbursement of costs and expenses ($230,500). The Company paid $259,296 in cash and issued 4,000,000 shares of its common stock valued at $200,000, leaving $233,204 due at November 30, 2002. At February 28, 2003, Resource Venture Management agreed to convert its outstanding debt of $233,204, into 233,204 shares of the Company's common stock, valued at $1.00 per share.



         From June 2002 through September 2003, the Company paid Resource Venture Management $30,000 per month to provide consulting services. Beginning October 1, 2003, the Company and Resource Venture Management agreed to a reduced fee of $10,000 per month. During the year ended November 30, 2003, consulting fees of $320,000 were incurred and $90,000 of such fees were paid through the issuance of 90,000 shares of common stock valued at $1.00 per share. The Company subsequently agreed to pay Resource Venture Management additional expenses of $77,500 during the year ended November 30, 2003, of which $42,500 was included in accounts payable at November 30, 2003. Resource Venture Management currently has only one employee, Marc A. Bruner. During each of the years ended November 30, 2005 and 2004, the Company paid management fees of $120,000 to Resource Venture Management. The Company also incurred other costs and expenses of $30,000 and $79,929 with Resource Venture Management for those same periods, of which $12,079 and $37,826 remained outstanding as of the respective period ends.



         At November 30, 2004, the Company also owed Marc A. Bruner $19,500 for amounts advanced to Pannonian International prior to its acquisition by Galaxy. The Company assumed this obligation upon its acquisition of Pannonian. That amount was repaid during the year ended November 30, 2005.



         On March 2, 2005, the Company entered into a Lease Acquisition and Development Agreement (the "Agreement") with Apollo Energy LLC and ATEC Energy Ventures, LLC (the "Sellers") to acquire an initial 58-1/3% working interest in unevaluated oil and gas properties in the Piceance Basin in Colorado, by depositing $7,000,000 in escrow. During the six months ended August 31, 2005, the Company paid from escrow a total $7,022,088 to acquire undeveloped leases in the area. Because the Sellers were not willing to enter into the Agreement with the Company without having some agreement regarding the remaining 41-2/3% working interest in the subject properties, the Company entered into a Participation Agreement with Marc A. Bruner to acquire all or a portion of the remaining 41-2/3% working interest in the subject properties. Mr. Bruner subsequently assigned his rights under the Agreement to an unrelated third party, Exxel Energy Corp. However, because of his assignment to Exxel and because he subsequently became a significant shareholder of Exxel, Exxel is now a related party to Galaxy.



         BRUNER FAMILY TRUST. Since September 28, 2006, the Company has been dependent upon loans made by the Bruner Family Trust UTD March 28, 2005. One of the trustees of Bruner Family Trust UTD March 28, 2005 is Marc E. Bruner. A total of $5.5 million has been loaned to the Company under the terms of subordinated unsecured promissory notes that accrue



Galaxy Energy Corporation Proxy Statement - Page 18 interest at the rate of 8% per annum. The notes are due on the later of 120 days from the date of issuance or the time at which the Company's senior indebtedness has been paid in full



         FLORIDA ENERGY, INC. As of January 31, 2006, the Company held leases covering approximately 1,955 net acres in Rusk and Nacogdoches Counties, Texas. As of November 30, 2004, we had acquired leases covering approximately 2,780 net acres. On November 30, 2005, leases covering 613 net acres expired; and an additional 213 net acres expired in December 2005 and January 2006. While the leases are in the names of Harbor Petroleum, LLC or Florida Energy, Inc., such leases have been assigned to Dolphin. Harbor Petroleum is 50%-owned and managed by Cecil Gritz, the Company's chief operating officer and a director. Florida Energy is owned and controlled by Stephen E. Bruner, the brother of Marc A. Bruner.



         By an agreement dated March 6, 2003, Dolphin acknowledged that it was responsible for payment of all of the acquisition costs and maintenance costs of the leases. Dolphin owns all of the working interests acquired under the leases, except for a 2% overriding royalty interest, shared equally by Harbor Petroleum and Florida Energy. However, with respect to 400 contiguous acres designated by Florida Energy, Florida Energy shall have a 3.125% overriding royalty interest instead of a 1% overriding royalty interest. In addition, Dolphin paid Florida Energy a bonus of $50,000 for identifying this lease play



         We believe that of the transactions described above have been on terms as favorable to us as could have been obtained from unaffiliated third parties as a result of arm's length negotiations.


         Other than this proposed sale and the transactions described above, neither the Company nor any of its executive officers, directors, controlling persons or subsidiaries has any present or proposed material agreement, arrangement, understanding or relationship with PetroHunter or any of its executive officers, directors, controlling persons or subsidiaries. Other than with respect to this proposed sale described above, there have not been any negotiations, transactions or material contacts during the past two years between the Company and PetroHunter concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company's securities, election of the Company's directors; or sale or other transfer of a material amount of assets of the Company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         Annexed to this proxy statement is unaudited pro forma condensed consolidated information of the Company. The unaudited pro forma condensed consolidated statements of operations give effect to the proposed sale as though it had occurred as of the beginning of the applicable period. The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed sale as though it had occurred as of the date of the balance sheet.




Galaxy Energy Corporation Proxy Statement - Page 19

OPERATION OF THE POWDER RIVER BASIN ASSETS AFTER THE PROPOSED SALE

         After the closing of the proposed sale, PetroHunter will own and operate all of the Company's Powder River Basin assets. The Company will retain substantial assets. The proposed sale will not constitute the sale of substantially all of the Company's assets under Colorado law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

         Shareholders wishing further information concerning the proposed sale of the Powder River Basin assets should carefully read this entire proxy statement, including the exhibits and the documents incorporated by reference. If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposed sale, including the procedures for voting your shares, you should contact:

                  Galaxy Energy Corporation
                  1331 - 17th Street, Suite 1050
                  Denver, Colorado, 80202
                  Telephone: (303) 293-2300

                         THE PURCHASE AND SALE AGREEMENT


         Set forth below is a summary description of the Purchase and Sale Agreement pertaining to the sale of the Powder River Basin assets. The executed Purchase and Sale Agreement is dated as of December 29, 2006.


THE PARTIES TO THE PURCHASE AND SALE AGREEMENT

    o Dolphin Energy Corporation, a wholly-owned subsidiary of Galaxy Energy Corporation, a publicly traded oil and gas company holding title to various oil and gas producing properties.

    o PetroHunter Operating Company, a wholly-owned subsidiary of PetroHunter Energy Corporation, a publicly traded oil and gas company holding title to various oil and gas producing properties.

THE CLOSING DATE AND EFFECTIVE TIME

         The proposed sale will close as promptly as practicable following the authorization of the Purchase and Sale Agreement by the Company's shareholders and upon the satisfaction or waiver, where permissible, of the other conditions to consummation of the proposed sale, including PetroHunter obtaining adequate financing. The Effective Time of the purchase and sale will be 7:00 a.m., Mountain Standard Time on January 1, 2007.


         As of the Effective Time, PetroHunter will operate the Powder River Basin Assets, in the capacity of a contract operator, and will assume responsibility for all operating expenses related



Galaxy Energy Corporation Proxy Statement - Page 20 thereto, provided that PetroHunter will not incur any individual expense greater than $10,000 without the Company's approval.


ASSETS TO BE SOLD BY THE COMPANY

         Subject to and upon the terms and conditions set forth in the Purchase and Sale Agreement, the Purchase and Sale Agreement provides for the sale of all the Company's assets, rights, options, and other property interests located in the Powder River Basin to PetroHunter, including the following:

    o all of the Company's Powder River Basin leases and wells, subject to any overriding royalty interests and fee mineral or fee surface interests;

    o all rights under contracts relating to the Company's Powder River Basin assets;

    o transferable permits, licenses, industry certifications and listings, and governmental authorizations relating to Company's Powder River Basin assets;

    o all personal property located on the Powder River Basin assets and all property affixed to same, including improvements thereto; and

    o    all geologic, geophysical and other data relating to the foregoing.

LIABILITIES TO BE ASSUMED BY PETROHUNTER

         PetroHunter will assume all duties and obligations relating to the purchased assets arising at and after the Effective Time.

ASSETS TO BE RETAINED BY THE COMPANY

         The Company will retain all assets not sold to PetroHunter, including its Piceance Basin, Romanian concession agreements, and East Texas holdings and the following:

    o all cash and cash equivalent items and equity securities owned by the Company or its affiliates;


    o all accounts receivables attributable to or arising out of the Company's Powder River Basin operations before the Effective Time; and


    o all causes of action, claims and rights arising prior to the closing against third parties relating to all of the Company's assets not sold to PetroHunter.

SALE PRICE AND ADJUSTMENTS


         The Purchase and Sale Agreement provides that PetroHunter will pay the Company, on the closing date, $20,000,000 in cash plus $25,000,000 in PetroHunter common stock. PetroHunter will deliver $2,000,000 to the Company as an earnest money deposit in two installments. The first installment of $1,400,000 will be paid within 10 days of signing the Purchase and Sale Agreement, and the remaining $600,000 will be paid by January 31, 2007. On



Galaxy Energy Corporation Proxy Statement - Page 21 the closing date, PetroHunter will deposit $500,000 into an escrow account until the time that PetroHunter's registration rights agreement is terminated and all other costs and expenses have been settled with the Company. The sales price will be adjusted for the following:



    o any defects or irregularities in the title to the assets sold to PetroHunter;

    o all operating costs and expenses incurred by PetroHunter in the operation of the Powder River Basin assets between the Effective Time and closing will be borne by the Company; and


    o all costs and expenses incurred by the Company, if any, for normal operation of the Powder River Basin assets between the Effective Time and closing will be borne by PetroHunter.

THE COMPANY'S INDEMNIFICATION OF PETROHUNTER


         The Company will indemnify PetroHunter against all costs relating to the ownership and operation of the Powder River Basin assets prior to the closing, as well as the costs incurred by PetroHunter relating to the registration of the shares to be transferred to the Secured Noteholders.


PETROHUNTER'S INDEMNIFICATION OF THE COMPANY


         PetroHunter will indemnify the Company against all costs relating to the ownership and operation of the Powder River Basin assets after the closing.


REPRESENTATIONS AND WARRANTIES

         The Purchase and Sale Agreement will contain representations and warranties the parties made to each other as of December 29, 2006. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. The Company is not aware of any existing facts or circumstances that would render any of the Company's representations or warranties contained in the Purchase and Sale Agreement incorrect or incomplete in any material respect. However, if occurrences or facts material to a shareholder's decision whether or not to vote in favor of the proposed sale arise subsequent to the date hereof, including incompleteness or inaccuracy of material representations and warranties contained in the Purchase and Sale Agreement, the Company will publicly disclose such facts or occurrences.

THE COMPANY'S REPRESENTATIONS AND WARRANTIES

         In the Purchase and Sale Agreement, the Company makes a number of representations and warranties to PetroHunter, including with respect to the matters set forth below:

    o    good standing and authority;

    o    board approval;

    o    status of the property;

    o    taxes;



Galaxy Energy Corporation Proxy Statement - Page 22

    o operation of the property in accordance with environmental and other laws;

    o    outstanding contracts and obligations;

    o    legal proceedings;

    o    liens and encumbrances; and

    o    rights of first refusal.

PETROHUNTER'S REPRESENTATIONS AND WARRANTIES

         In the Purchase and Sale Agreement, PetroHunter makes a number of representations and warranties to the Company, including with respect to the matters set forth below:

    o    good standing and authority;

    o    board approval;

    o    acquisition of property for own account; and

    o    compliance with bond posting laws.

THE COMPANY'S COVENANTS

         In the Purchase and Sale Agreement, the Company makes a number of covenants, including the following:

    o customary covenants concerning the operation of the Company's business and the Powder River Basin assets prior to the closing of the proposed sale;

    o    to notify PetroHunter of the occurrence of significant events; and

    o to grant PetroHunter access to the property and the books and records relating to the property.

CLOSING CONDITIONS

         The Company's obligation to close the proposed sale is subject to the prior satisfaction or waiver of the conditions set forth below:

    o PetroHunter's representations and warranties being true and correct in all material respects at and as of the closing date;

    o PetroHunter's performance or compliance in all material respects of all obligations and with all covenants required by the Purchase and Sale Agreement;

    o the Company having obtained all required regulatory approval of the sale, if any;


    o    authorization by the Company's Secured Noteholders; and


    o the absence of any injunction or legal restraint, actual or threatened, that would either prevent consummation of the transaction contemplated by the Purchase and Sale Agreement or have a material adverse effect on such contemplated transaction.



Galaxy Energy Corporation Proxy Statement - Page 23

         PetroHunter's obligation to consummate the proposed sale is also subject to, among others, the prior satisfaction or waiver of the additional conditions set forth below:

    o the Company's representations and warranties being true and correct in all material respects at and as of the closing date;

    o the Company's performance or compliance in all material respects of all obligations and with all covenants required by the Purchase and Sale Agreement;

    o the absence of any injunction or legal restraint, actual or threatened, that would either prevent consummation of the transaction contemplated by the Purchase and Sale Agreement or have a material adverse effect on such contemplated transaction;


    o all approvals having been obtained and documented, in a form acceptable to PetroHunter, from the Company's Secured Noteholders, the Company, and any necessary regulatory authority; and


    o    PetroHunter obtaining suitable financing.


FAILURE TO CLOSE

         If the proposed sale does not close for any reason other than a breach of the Purchase and Sale Agreement by PetroHunter, the Company shall repay the $2,000,000 earnest money deposit paid by PetroHunter pursuant to an unsecured promissory note. The promissory note will accrue interest at the rate of 8% per year and will be due after the Company's Secured Noteholders have been pain in full. The promissory note will be subordinated to the Company's Secured Noteholders pursuant to a subordination agreement that will be executed upon failure to close the proposed sale. Additionally, all operating expenses actually paid by PetroHunter from the Effective Time will be added to the principle of the promissory note.


AMENDMENT

         The parties may not amend the Purchase and Sale Agreement except by an instrument in writing signed by both parties.

ASSIGNMENT

         The Purchase and Sale Agreement and the rights and obligations thereunder are assignable or transferable by either party without the prior written consent of the other.

                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

         If a shareholder intends to present a proposal for action at the Company's 2007 annual meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must have been submitted in writing and received by the Company by January 31, 2007. Such



Galaxy Energy Corporation Proxy Statement - Page 24 proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

         FOR ANY PROPOSAL THAT IS NOT SUBMITTED FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2007 ANNUAL MEETING BUT IS INSTEAD SOUGHT TO BE PRESENTED DIRECTLY AT THAT ANNUAL MEETING, SECURITIES AND EXCHANGE COMMISSION RULES PERMIT MANAGEMENT OF THE COMPANY TO VOTE PROXIES IN ITS DISCRETION IF (A) THE COMPANY RECEIVES NOTICE OF THE PROPOSAL BEFORE THE CLOSE OF BUSINESS ON APRIL 15, 2007 AND ADVISES SHAREHOLDERS IN THE PROXY STATEMENT ABOUT THE NATURE OF THE MATTER AND HOW MANAGEMENT INTENDS TO VOTE ON SUCH MATTER, OR (B) THE COMPANY DOES NOT RECEIVE NOTICE OF THE PROPOSAL PRIOR TO THE CLOSE OF BUSINESS ON APRIL 15, 2007.

         The cost of solicitation of proxies will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of approximately $55,000. The Company will bear the reasonable expenses incurred by banks, brokerage firms and custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

         The Company will provide, by first class mail or other equally prompt means, a copy of the information that is incorporated by reference in the proxy statement, without charge, to each person to whom a proxy statement is delivered upon written or oral request within one day of receipt of such request. Requests for such information may be directed to Galaxy Energy Corporation, Attention:
Corporate Secretary, 1331 - 17th Street, Suite 1050, Denver, Colorado 80202, telephone (303) 293-2300.

                                 GALAXY ENERGY CORPORATION


                                 Marc E. Bruner
                                 President and Chief Executive Officer

Denver, Colorado
January 10, 2007









Galaxy Energy Corporation Proxy Statement - Page 25

                            GALAXY ENERGY CORPORATION
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS


         On December 29, 2006 Dolphin Energy Corporation ("Dolphin"), a wholly owned subsidiary of Galaxy Energy Corporation, (the "Company"), entered into a Purchase and Sale Agreement to sell all of its oil and gas assets in the Powder River Basin area of Wyoming and Montana (the "Asset Sale") to PetroHunter Energy Corporation ("PetroHunter"), a related party. The agreement provides for the sale by Dolphin of all its interests in oil and gas leases and natural gas wells in Sheridan, Johnson and Campbell Counties, Wyoming, and Big Horn County, Montana, and the assumption by PetroHunter of certain accounts receivable, and other current assets and selected liabilities directly related to the assets. The purchase price is $20 million in cash and $25 million in PetroHunter common stock, valued at $1.50 per share. The Asset Sale is subject to approval by the Company's senior secured creditors and shareholders of the Company and is subject to PetroHunter obtaining adequate financing. The Asset Sale is currently expected to close on or around January 31, 2007. The accompanying unaudited pro forma balance sheet of the Company gives effect to the proposed Asset Sale as though it had occurred as of August 31, 2006. The accompanying unaudited pro forma statements of operations for the nine months ended August 31, 2006 and the year ended November 30, 2005, give effect to the proposed sale as if it had occurred on December 1, 2005 and December 1, 2004, respectively.


         The unaudited pro forma condensed consolidated financial information was derived by adjusting the historical financial statements of the Company for the removal of assets, liabilities, revenues and expenses associated with the proposed Asset Sale and the pro forma adjustments described in the footnotes herein. The ongoing activity presented in these unaudited pro forma consolidated financial statements represents the Company's ongoing business and corporate assets, liabilities, revenues and expenses that will not be divested in the Asset Sale. The unaudited pro forma consolidated statements of operations do not reflect the effects of consolidated potential revenues from the investment of the net proceeds to be received by the Company from the Asset Sale. Based upon asset balances as of August 31, 2006, the estimated gain on the sale before taxes, for book purposes, is approximately $9.4 million. Following closing of the Asset Sale, and as a condition of obtaining the consent of the senior secured creditor, the Company will be required to redeem all convertible debt and accrued interest and pay other compensation to the senior secured creditor for such consent. Following all required payments, the Company estimates net remaining proceeds of the sale will be approximately $.4 million of cash and $6.9 million PetroHunter stock. These pro forma consolidated financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved if the Asset Sale had occurred as of an earlier date and are not necessarily indicative of the operating results and financial position which may occur in the future.

         The unaudited pro forma condensed consolidated financial statements herein, have been prepared in accordance with accounting principles generally accepted in the United States of America, consistent with, and should be read in conjunction with, the historical financial statements and notes thereto included in the From 10K filed for the year ended November 30, 2005 and Form 10-Q filed for the nine months ended August 31, 2006.

                           GALAXY ENERGY CORPORATION
                         (A Development Stage Company)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                             As of August 31, 2006

                                                                     As Presented      Adjustments               Pro Forma

                                     ASSETS
Current assets
      Cash and cash equivalents                                   $       166,599   $     399,270     (2)   $        565,869
      Accounts receivable, joint interest                               2,804,244         (82,123)  (1)(a)         2,722,121
      Accounts receivable, other                                          169,723         (76,682)  (1)(a)            93,041
      Prepaid and other                                                   209,901             -                      209,901
                                                                  --------------------------------          -----------------
           Total Current Assets                                         3,350,467         240,464                  3,590,931
                                                                  --------------------------------          -----------------

Oil and gas properties, at cost, full cost method of accounting
      Evaluated oil and gas properties, net of accumulated             10,066,449      (9,816,449)  (1)(b)           250,000
      Unevaluated oil and gas properties                               43,295,633     (35,603,021)  (1)(b)         7,692,612
      Less accumulated depletion, amortization and impairment          (8,686,812)      8,436,812   (1)(b)          (250,000)
                                                                  --------------------------------          -----------------

                                                                       44,675,270     (36,982,658)                 7,692,612
                                                                  --------------------------------          -----------------

Furniture and equipment, net                                              140,743            -                       140,743
                                                                  --------------------------------          -----------------

Other assets
      Deferred financing costs, net                                       613,013        (613,013)  (1)(c)              -
      Restricted investments                                              459,783        (404,783)  (1)(d)            55,000
      Other                                                                18,003            -                        18,003
                                                                  --------------------------------          -----------------
                                                                        1,090,799      (1,017,795)                    73,003

Investment in Affiliated Company                                              -         6,888,876     (2)          6,888,876

                                                                  --------------------------------          -----------------
TOTAL ASSETS                                                      $    49,257,279   $ (30,871,113)          $     18,386,166
                                                                  ================================          =================


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
      Accounts payable and accrued liabilities                    $     5,554,065   $    (281,058)  (1)(a)  $      5,273,007
      Accounts payable  - related party                                    78,910            -                        78,910
      Current portion convertible notes payable, net                    4,601,343      (4,601,343)  (2)(4)              -
      Notes payable                                                     2,049,728            -                     2,049,728
      Interest payable                                                    594,691        (412,613)   (2)             182,078
                                                                  --------------------------------          -----------------
                                                                       12,878,737      (5,295,014)                 7,583,723
                                                                  --------------------------------          -----------------

Non-current obligations
      Convertible notes payable, net                                   19,488,613     (19,488,613)  (2)(4)              -
      Interest Payable                                                  1,916,124      (1,916,124)    (2)               -
      Asset retirement obligation                                       1,255,788      (1,231,548)    (3)             24,240
                                                                  --------------------------------          -----------------
           Total Non-current obligations                               22,660,525     (22,636,285)                    24,240
                                                                  --------------------------------          -----------------

Stockholders' equity
      Preferred stock, $001 par value                                         -
           Authorized - 25,000,000 shares
           Issued - none
      Common stock, $.001 par value
           Authorized - 400,000,000 shares
           Issued and outstanding - 86,425,943                             76,426          10,000     (5)             86,426
      Capital in excess of par value                                   69,081,963       2,990,000     (5)         72,071,963
      Deficit accumulated during the development stage                (55,440,372)     (5,939,814)    (6)        (61,380,186)
                                                                  --------------------------------          -----------------
           Total Stockholders' Equity                                  13,718,017      (2,939,814)                10,778,203
                                                                  --------------------------------          -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $    49,257,279   $ (30,871,113)          $     18,386,166
                                                                  ================================          =================

Below are the key assumptions included in the calculation of the Adjustments Resulting from Asset Sale and resulting pro forma amounts in the balance sheet above:

(1) (a) All outstanding accounts receivable and accounts payable, directly relating to the assets sold will be transferred to PetroHunter for subsequent collection or payment.
     (b) All oil and gas assets in the Powder River Basin with a net book value of $36,982,658 as of August 31, 2006 will be purchased by PetroHunter for $20 million in cash and $25 million in PetroHunter common stock.
     (c) Unamortized deferred financing costs of convertible debt will be written off and included in interest expense upon redemption of such debt.
     (d) PetroHunter will reimburse the Company for restricted cash deposits, pledged as security in lieu of performance bonds, on assets being sold.

(2) Proceeds from the Asset Sale (cash and stock), are expected to be utilized as follows, resulting in net proceeds from the Asset Sale of $399,270 of cash and $6,888,876 of PetroHunter common stock:

     -----------------------------------------------------------------------------------------------------------
                                                                                 Cash                   Stock
     -----------------------------------------------------------------------------------------------------------
     Sale of Powder River Basin Assets                                         $20,000,000           $25,000,000
     -----------------------------------------------------------------------------------------------------------
     Reimbursement for performance surety bonds                                    404,783                     -
     -----------------------------------------------------------------------------------------------------------
     Redemption of Convertible Notes:
     -----------------------------------------------------------------------------------------------------------
                                          Senior Secured Creditors             (16,135,799)
     -----------------------------------------------------------------------------------------------------------
                                            Subordinated Creditors                                   (14,695,000)
     -----------------------------------------------------------------------------------------------------------
     Payment of accrued Interest
     -----------------------------------------------------------------------------------------------------------
                                          Senior Secured Creditors                (412,613)
     -----------------------------------------------------------------------------------------------------------
                                            Subordinated Creditors                                    (1,916,124)
     -----------------------------------------------------------------------------------------------------------
     Compensation paid to Senior Secured Creditors for waiver of
     triggering event and consent to Asset Sale                                 (3,457,101)           (1,500,000)
     -----------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------
     NET PROCEEDS FROM ASSET SALE                                                 $399,270            $6,888,876
                                                                                  ========            ==========
     -----------------------------------------------------------------------------------------------------------

(3) Asset retirement obligation to plug, abandon and restore oil and gas well locations assumed by PetroHunter at closing of Asset Sale transaction.

(4) The Company will utilize proceeds from the sale of assets to redeem all convertible debt as follows:

     ------------------------------------------------------------------------------------------------------------
                                                                      Less: Unamortized Discount
                                            Redemption Amount        (Charged to Profit and Loss)        Net
     ------------------------------------------------------------------------------------------------------------
     Current liabilities                         $6,135,799                   $(1,534,456)             $4,601,343
                                                                                                       ==========
     ----------------------------------------------------------------------------------------------------------
         Non-current obligations                $24,695,000                   $(5,206,387)            $19,488,613
                                                                                                      ===========
     ------------------------------------------------------------------------------------------------------------

(5) Includes 10 million shares of Company common stock issued to senior secured creditor at assumed market price of $0.30 per share as compensation for approval of asset sale and cancellation of outstanding warrants issued to creditor.

(6)  Net charge to profit and loss from asset sale is as follows:

       ----------------------------------------------------------------------------------------------
       Gain on asset sale                                                                  $9,371,142
       ----------------------------------------------------------------------------------------------
       Write off of deferred financing costs                                                 (613,012)
       ----------------------------------------------------------------------------------------------
       Write off of unamortized discount on convertible notes                              (6,740,843)
       ----------------------------------------------------------------------------------------------
       Compensation to senior secured creditor:                                            (7,957,101)
       ----------------------------------------------------------------------------------------------
       Net Charge to Profit and Loss                                                      ($5,939,814)
                                                                                          ============
       ----------------------------------------------------------------------------------------------

SUBSEQUENT EVENTS

The  Pro  Forma  financial   statements  above  do  not  include  the  following
transactions and events, which occurred subsequent to August 31, 2006:

i) The Company has issued three subordinated unsecured promissory notes in favor of Bruner Family Trust UTD March 28, 2005 on the following dates and in the following amounts:

      -----------------------------------------------------------------------
                ISSUE DATE                 AMOUNT           MATURITY DATE
      -----------------------------------------------------------------------
            September 28, 2006           $2,500,000        January 26, 2007
      -----------------------------------------------------------------------
             November 1, 2006            $1,000,000         March 1, 2007
      -----------------------------------------------------------------------
             November 13, 2006            $500,000          March 13, 2007
      -----------------------------------------------------------------------

     Interest accrues on each note at the rate of 8% per annum and the notes mature on the later of the dates above or the time at which the registrant's senior indebtedness has been paid in full. In connection with these loans, the Company and the lender have executed subordination agreements with the holders of the senior indebtedness for the September 28 and November 1 notes and have submitted a subordination agreement for execution by the holders of the senior indebtedness for the November 13 note. One of the trustees of Bruner Family Trust UTD March 28, 2005 is Marc
     E. Bruner, the president and a director of the Company. Proceeds of the loans were used to support the Company's operations.

     Should the Asset Sale be completed, the Company has not determined whether it will use any of the remaining net proceeds to pay any of the above-described notes or whether it will seek an extension of the due date of these notes.

ii) In October 2006, the Note Payable of $2,049,728 was acquired from the existing noteholder by the Bruner Family Trust UTD March 28, 2005, a related party. The note together with accrued interest is due in full on December 1, 2006. As the Company is currently borrowing funds from the Bruner Family Trust UTD March 28, 2005 to support the Company's operations, it is doubtful that the Company will pay this note by the stated December 1, 2006 due date.

                           GALAXY ENERGY CORPORATION
                         (A Development Stage Company)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    For the Nine Months Ended August 31, 2006


                                                                     As Presented      Adjustments               Pro Forma
Revenue
    Natural gas sales                                             $       955,895   $    (930,395) (1)      $         25,500
    Gain on disposition of oil and gas property                              -               -                          -
    Operating revenue                                                        -               -                          -
                                                                          955,895        (930,395)          $         25,500
                                                                  --------------------------------          -----------------

Operating expenses
    Lease operating expense                                               590,311        (566,134) (1)                24,177
    General and administrative                                          3,652,158            -                     3,652,158
    Impairment of oil and gas properties                                1,031,160      (1,031,160) (1)                  -
    Depreciation and amortization                                         680,707        (508,682) (1)               172,025
                                                                        5,954,336      (2,105,976)                 3,848,360
                                                                  --------------------------------          -----------------

Other income (expense)
    Interest                                                               12,588            -                        12,588
    Interest and financing costs                                      (12,918,109)     12,643,284  (2)
                                                                             -         (7,957,101) (3)            (8,231,926)
                                                                      (12,905,521)      4,686,183                 (8,219,338)
                                                                  --------------------------------          -----------------


Net loss from continuing operations                                  ($17,903,962)  $   5,861,764           $    (12,042,198)
                                                                  ================================          =================

Net loss per common share - basic & diluted                                ($0.26)                                    ($0.15)
                                                                  ================                          =================

Weighed average number of common
    shares outstanding                                                 69,290,943                                 78,668,029
                                                                  ================                          =================



(1) Represents the results of operations for the period giving effect to the Asset Sale effective December 1, 2005.


(2) Interest expense and financing costs eliminated as a result of the redemption of convertible debt effective December 1, 2005.

(3) Represents financing costs associated with the redemption of senior secured creditor debt.

(4) Pro forma weighted average shares outstanding reflects the issuance of 10 million shares of common stock to senior secured creditors as compensation for consent of Asset Sale, and elimination of common shares issued upon conversion of principle and interest during the period.

                           GALAXY ENERGY CORPORATION
                         (A Development Stage Company)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the Year Ended November 30, 2005

                                                               As Presented      Adjustments      Pro Forma
Revenue
      Natural gas sales                                    $     1,297,194  $   (1,297,194)  (1) $          -
      Gain on disposition of oil and gas properties                197,676             -                197,676
      Operating Revenue                                             43,472             -                 43,472
                                                                 1,538,342      (1,297,194)      $      241,148
                                                           --------------------------------      ---------------

Operating expenses
      Lease operating expense                                      965,069        (965,069)  (1)              0
      General and administrative                                 5,316,588             -              5,316,588
      Impairment of oil and gas properties                       5,273,795      (3,104,449)  (1)      2,169,346
      Depreciation and amortization                              1,887,074      (1,802,496)  (1)         84,578
                                                                13,442,526      (5,872,014)           7,570,512
                                                           --------------------------------      ---------------

Other income (expense)
      Interest                                                     163,291             -                163,291
      Interest and financing costs                             (12,244,752)     12,006,530   (2)            -
                                                                                (7,957,101)  (3)     (8,195,323)
                                                               (12,081,461) $    4,049,429           (8,032,032)
                                                           --------------------------------      ---------------


Net loss from continuing operations                        $   (23,985,645) $    8,624,248       $  (15,361,396)
                                                           ================================      ===============

Net loss per common share - basic & diluted                $         (0.37)                              ($0.22)
                                                           ================                      ===============

Weighed average number of common
      shares outstanding                                        64,698,889                           70,386,287
                                                           ================                      ===============




(1) Represents the results of operations for the period giving effect to the Asset Sale effective December 1, 2004

(2) Interest expense and financing costs eliminated as a result of the redemption of convertible debt effective December 1, 2004.

(3) Represents financing costs associated with the redemption of senior secured creditor debt.

(4) Pro forma weighted average shares outstanding reflects the issuance of 10 million shares of common stock to senior secured creditors as compensation for consent of Asset Sale, and elimination of common shares issued upon conversion of principle and interest during the period.

                                      PROXY
                            GALAXY ENERGY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Marc E. Bruner and Christopher S. Hardesty, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share ("Common Stock"), of GALAXY ENERGY CORPORATION, standing in the name of the undersigned at the close of business on November 20, 2006, at the special meeting of shareholders to be held on January 29, 2007, at Denver, Colorado, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated January 10, 2007, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.


         This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE SALE OF THE POWDER RIVER BASIN ASSETS.

    PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


1. PROPOSAL TO APPROVE SALE OF POWDER RIVER BASIN ASSETS. The undersigned hereby votes in response to the proposal to approve the sale of Galaxy's Powder River Basin assets to PetroHunter Energy Corporation for a total price of $45,000,000, consisting of cash and no more than $25,000,000 in PetroHunter common stock. The sale is contingent upon PetroHunter obtaining adequate financing and upon the approval of the Galaxy's Secured Noteholders.


                  FOR  [ ]          AGAINST  [ ]              ABSTAIN  [ ]

2. In their discretion, the undersigned hereby authorizes the proxies to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                  FOR  [ ]          AGAINST  [ ]              ABSTAIN  [ ]

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

         The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

Signature 1 - Please keep                Signature 2 - Please keep
Signature within the box                 Signature within the box               Date (mm/dd/yyyy)


[                                   ]    [                                   ]  [        /        /                 ]
 -----------------------------------      -----------------------------------    -------- -------- -----------------

NOTE: This proxy should be signed exactly as name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title or capacity. Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.